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                                                                    EXHIBIT 10.1

                     PROMISSORY NOTE AND SECURITY AGREEMENT

$ 1,500,000                                                        July 14, 2006

         FOR VALUE RECEIVED, the undersigned, 1st GLOBAL FINANCIAL CORPORATION, a Nevada corporation (Borrower), promises to pay to the order of Seamless Wi-Fi, Inc. (Lender) the principal sum of up to One Million Five Hundred Thousand Dollars ($1,500,000.00), together with all interest due thereon, on the following terms:

         1. INTEREST RATE. The unpaid principal balance shall bear interest at the rate of Twelve percent (12%) per annum; however, in the event of Default, the interest rate shall become Eighteen percent (18%) per annum on the principal balance and accrued interest until paid in full. In no event shall Borrower ever be obligated to pay interest in excess of the highest lawful rate in the state of Nevada.

         2. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall begin making monthly installment payments ("Installment Payment(s)") in the amount of Thirty Six Thousand Dollars ($36,000) beginning at the earlier occurrence of (the "Installment Start Date"), and then monthly thereafter: a) 90 days after the Borrower's Rule 504 Section D, Private Placement begins to fund; b) Forty-five
(45) days after the end of any quarter (based on a calendar year) that the Borrower's operations generate an EATI (EATI is defined as earnings after taxes and interest (including then current interest due on this Promissory Note). The entire principal amount, and all interest due thereon, shall be repaid by July 14, 2009 ("Maturity Date"). At the sole discretion of Lender, the Maturity Date may be extended, with all then due principal and interest due subject to origination fees and to new terms and conditions, at Lender's sole discretion. For each Installment Payment, allocation of interest and principal shall be based on a sixty (60) month amortization ("Note Amortization Timeframe") of the amount of principal and accrued interest due at the Installment Start Date. On the Maturity Date, all then remaining principal and interest due shall be paid in one final "balloon" payment. For any additional loan proceeds received by Borrower after the Installment Start Date, the additional proceeds will be added to the then outstanding, principal and accrued interest, and the Installment Payments thereafter will have interest and principal payments apportioned based on an amortization of the principal and accrued interest, then due, over the then remaining months of the Note Amortization Timeframe. Borrower will pay Lender a late fee of ten percent (10%) of any installment payment is not paid within 10 days after it is due.

                  All Installment Payments and other payments shall be made to Lender's address as listed in Section 9, or any other address Lender may designate by notice, pursuant to Section 9, or to any other payee as designated by Lender to Borrower.

         3. EVENTS OF DEFAULT. An Event of Default ("Default"), wherever used herein, means any one of the following events:

                  (a) The failure by Borrower to make any payment of principal or interest when either is due, and the continuance of such failure for a period of twenty (20) days; or

                  (b) The entry of a decree or order by any court having jurisdiction adjudging Borrower bankrupt or insolvent, or approving as properly filed, any petition seeking reorganization, arrangement, adjustment, or composition of Borrower under the Federal Bankruptcy Code or any other similar federal or state law, or appointing a receiver, liquidator, assignee, or trustee, for Borrower or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order in effect for a period of sixty (60) consecutive days; or

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                  (c) The institution by Borrower of proceedings to be
         adjudicated a bankrupt or insolvent, or the consent by Borrower to the institution of bankruptcy or insolvency proceedings against Borrower, or the filing by Borrower of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy code or any other similar federal or state law, or the consent by Borrower to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, or trustee, for Borrower or for any substantial part of Borrower's property; or the making by Borrower of an assignment for the benefit of creditors, or the admission by Borrower in writing of Borrower's inability to pay Borrower's debts generally as they become due, or the taking of corporate action by Borrower in furtherance of any such action; or

                  (d) Borrower's default of any other Agreement between Borrower and Lender.

         4. REMEDY. If any Default shall occur and is continuing, then, in every such event, Lender may, at Lender's option, and by written notice to Borrower, declare the entire unpaid principal balance and all interest accrued thereon pursuant to this Promissory Note immediately due and payable, and whereupon, such amount shall be immediately due and payable. Lender may accelerate maturity hereof during any default by the Borrower regardless of any prior forbearance by Lender.

         5. PREPAYMENT. Borrower may prepay the principal amount outstanding in whole or in part without penalty at any time. Any prepayment shall apply first to accrued interest, then to principal. Prepayments, if any, shall not alter, change, amend, or modify installment payment amounts, or the due dates of any succeeding payments required by this Promissory Note.

         6. WAIVER. Borrower, and each surety, endorser, guarantor, and other party now or hereafter liable for payment of this Promissory Note, severally waive demand, presentment for payment, notice of dishonor, protest, notice of protest, diligence in collecting or bringing suit against any party liable hereon, and further agree to any and all extensions, renewals, modifications, partial payments, substitutions of evidence of indebtedness, and the taking of any security or collateral with or without notice before or after maturity.

         7. COSTS AND ATTORNEY'S FEES. In the event this Promissory Note is placed in the hands of an attorney for collection, or suit is filed hereon, or if proceedings for Borrower are had in bankruptcy, receivership, reorganization, and for any other legal or judicial proceedings for the collection of this Promissory Note, Borrower hereby agrees to pay to Lender all expenses and costs of collection, including but not limited to, reasonable attorney's fees incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due.

         8. GOVERNING LAW AND JURISDICTION. This Promissory Note shall be governed by, and construed in accordance with, the substantive laws of the State of Nevada. Any action or proceeding brought by either party against the other arising out of or related to this Promissory Note shall be brought exclusively in a state or federal court in Nevada.

          9. NOTICE. Any notice or demand required to be given hereunder to Borrower hereof shall be in writing and shall be deemed to have been duly given and received, if sent by United States mail, certified, return receipt requested, with postage prepaid, when deposited in the United States mail, addressed to Borrower and sent to:

                           1st GLOBAL FINANCIAL CORPORATION
                           4760 S. Pecos Road Suite 103
                           Las Vegas, Nevada  89121

                  or such other place as Borrower may designate to Lender pursuant to this section.

                  Any correspondence or notice required to be given hereunder to Lender hereof shall be in writing and shall be deemed to have been duly given and received, if sent by United States mail, certified, return receipt requested, with postage prepaid, when deposited in the United States mail, addressed to Lender and sent to:

                                    Seamless Wi-Fi, Inc.
                                    800 N. Rainbow Road Suite 208
                                    Las Vegas, Nevada 89107

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                  or such other place as Lender may designate to Borrower
                  pursuant to this section.

         10. SUBSEQUENT HOLDER(S). Lender shall be and includes, any subsequent holder of this Promissory Note, and any partial assignee of Lender, holding an interest in this Promissory Note.

         11. SUCCESSORS AND ASSIGNS. This Promissory Note and all of the covenants, promises and agreements contained in it shall be binding on and inure to the benefit or obligation of the respective legal and personal representatives, devisees, heirs, successors and assigns of the Borrower, or the Lender, as applicable.

         12. INSURANCE. Borrower, at its own expense, will provide during the term of this Promissory Note, such insurance of the type and in an amount satisfactory to Lender as is necessary to insure Lender for and against any loss resulting from the destruction or damage to any tangible asset, real or personal, now or hereafter owned during the time any amount hereunder remains due and owing to Lender. Borrower will keep the tangible assets insured at the full insurable value amount available against loss or damage to them resulting from theft, fire or other casualty. Borrower shall deliver to Lender policies or certificate(s) of insurance naming Lender as an insured and an agreement by the insuring company not to cancel such insurance without at least a ten (10) day notice to Lender.

         13. SEVERABILITY. If a court of competent jurisdiction finds and holds any provision of this Promissory Note, or any related agreements, to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected. In the event of any such finding and holding, the maker and the holder of this Promissory Note, each, agree to as nearly and closely as possible conform to the intent of the illegal, unenforceable, or invalid provision or provisions, or portion of them.

         14. AUTHORIZATION TO LENDER. Borrower irrevocably authorizes Lender to exercise the following powers, with such limitations as described within this section, until all of the Obligations have been paid in full: (a) File any initial financing statements and/or amendments that: (1) Indicate the collateral as all assets of the Borrower or words of similar effect; (2) Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization, and any organization identification number issued to the Borrower; (b) File any Correction Statement in the name of Borrower under Section 9-518 of the Uniform Commercial Code that Lender reasonably deems necessary to preserve its rights hereunder; and upon any uncured Default A) receive, take, endorse, assign, deliver, accept and deposit, in the name of Borrower or Lender, any and all proceeds of any collateral securing the obligations or the proceeds thereof; B) take or bring, in the name of Borrower or Lender, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon Borrower's Accounts; C) Pay any sums necessary to discharge any lien or encumbrance which is senior to Lender's security interest in any assets of Borrower, which sums shall be included as Obligations hereunder, and in connection with which sums interest shall accrue and shall be due and payable; D)Notify any person obligated with respect to any obligation to Borrower, that the underlying such obligation has been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly and solely to Lender; E) Communicate directly with Borrower's obligees to verify the amount and validity of any obligation of theirs owed to Borrower; F) Change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower; G)Extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all obligations to Borrower, and discharge or release any of Borrower's obligee(s) (including filing of any public record releasing any lien granted to Borrower by such obligee), without affecting any such obligations; H) In order to satisfy any of Borrower's obligations under this Promissory Note, Borrower authorizes Lender to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Borrower.

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         15. SECURITY. The indebtedness evidenced by this Promissory Note is secured by: All assets of the Borrower including chattel paper, general intangibles, including but not limited to, tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, trade secrets, customer lists, licenses, documents, instruments, deposit accounts, certificates of deposit. All goods, including but not limited to the following:
All inventory, wherever located; All equipment and fixtures, wherever located, and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto; and All books and records relating to all of the foregoing, including, but not limited to, all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all proceeds from any of them. Notwithstanding anything else in this section, Borrower may transfer, sell, assign, or dispose of any of its assets in the ordinary course of business, as it deems, in its best business judgment, necessary and proper for the normal operation of Borrower's business, but where such action(s) is/are taken, shall not diminish Lender's position and interests.

IN WITNESS THEREOF, the Borrower, by its authorized representatives, has executed this Promissory Note on the day and date first above written.

BORROWER:

1st GLOBAL FINANCIAL CORPORATION,
By its President,


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